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                                                                   EXHIBIT 10.27

                                CONTRACT OF SALE

        1. PARTIES. The parties to this contract (this "Contract") are VORTISCH HOLDINGS, L.P., a Texas limited partnership ("Seller"), CANTEX REALTIES, INC., a Texas corporation ("Cantex"), and REALTY AMERICA GROUP I, LP, and/or Assigns ("Purchaser") whose address is 4809 Cole Avenue, Suite 200, Dallas, TX 75205.

        2. SALE OF PROPERTY. In consideration of the Purchase Price (as hereinafter defined) and subject to the terms and conditions set forth in this Contract, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, the following property:

                (a) a parcel of real property located at 4245 North Central Expressway, Dallas, Dallas County, Texas, together with Seller's rights and appurtenances, if any, to any land situated in any adjacent street or other right-of-way located in the City of Dallas, County of Dallas, State of Texas, and as more particularly described on EXHIBIT "A" attached hereto and incorporated herein by this reference for all purposes (collectively, the "Land");

                (b) the building(s) and other improvements located on the Land (the "Project") located at 4245 North Central Expressway, Dallas, Dallas County, Texas;

                  (c) Seller's interest in and to those certain leases and rental agreements, including all amendments thereto, relating to the Project (the "Leases") and the security

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        deposits held in connection with the Leases (the "Security Deposits");

                (d) all mechanical systems, furnishings, fixtures, equipment, and other tangible personal property contained in or related to the Project and owned by Seller (the "Personalty");

                (e) Seller's interest, if any, in and to all warranties, guaranties, bonds, permits, licenses and trade names (the "Intangible Personal Property"); and

                (f) Seller's interest, if any, in all accounting, tax and financial books and records (but not Seller's income tax or similar books and records), operating statements, correspondence, reports, documents, plans and specifications, and structural, engineering, soil and environmental reports relating to the Land, the Project or the Personalty (the "Records and Plans").

The Land, the Project, the Personalty, the Intangible Personal Property and the Records and Plans may hereinafter collectively be referred to as the "Property."

        3. PURCHASE PRICE. The purchase price for the Property ("Purchase Price") is Eight Million Two Hundred Thousand and No/100 DOLLARS
($8,200,000.00). After application of the Earnest Money and the Option Money, each as defined herein, the balance of the Purchase Price, as adjusted pursuant to the terms


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of this Contract, shall be paid in cash at Closing (as hereinafter defined).

        Seller and Purchaser agree that any settlement monies received by Seller from and/or because of the Reyes & Associates' lease shall be the exclusive property of the Seller and will not be credited against the Purchase Price. As a condition precedent to the closing of this transaction, Seller must deliver Suite 600A containing approximately 10,511 square feet, formerly occupied by Reyes & Associates, free and clear of any and all encumbrances and occupants.

        4. OPTION MONEY AND EARNEST MONEY.

           4.1 AMOUNT AND TIMING. The Earnest Money and the Option Money shall be paid in the amounts and at the following times:

                (a) Purchaser will deposit with Title Company, as escrow agent (as hereinafter defined) the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00), as Earnest Money (together with all interest earned thereon, the "Earnest Money"), within three (3) business days after the Contract Date (as hereinafter defined). The Earnest Money shall be held, invested and disbursed pursuant to the joint direction of Purchaser and Seller.

        (b) Upon delivery of this Contract, Purchaser


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        will deliver to Seller the sum of ONE HUNDRED AND NO/l00 DOLLARS
        ($100.00) as Option Money (the "Option Money").

                (c) At the expiration of the Inspection Period (as hereinafter defined) if Purchaser elects to terminate this Contract in accordance with the terms of this Contract, or if Purchaser terminates this Contract on or prior to Closing due to a failure of satisfaction of Purchaser's conditions to Closing, or if this Contract is terminated for any reason other than a default by Purchaser, the Earnest Money shall be immediately returned to the Purchaser, and the Purchaser and Seller shall have no further obligations hereunder, except as otherwise provided herein.

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                (d) If, at the expiration of the Inspection Period, Purchaser elects to go forward with the purchase in accordance with the terms of this Contract, Purchaser shall deposit an additional Seventy-Five Thousand and No/100 Dollars ($75,000.00) with the Title Company.

As used herein "Title Company", in its capacity as escrow agent hereunder, shall mean Fidelity National Title Insurance Co., 5430 LBJ Freeway, Suite 260, Dallas, Texas 75240, Attn: Philip J. Shea. The Earnest Money shall be subject to the provisions of this Contract.


        4.2 FORM OF EARNEST MONEY. The Earnest Money will be deposited in the form of a check or wire transfer. Upon receipt by the Title Company, the Earnest Money shall be promptly invested in an interest-bearing account acceptable to Seller and Purchaser.

        4.3 DISBURSEMENT. In the event that the transaction contemplated by this Contract is not consummated, the Earnest Money, including accrued interest thereon (if any) will be disbursed in accordance with the terms of this Contract. If, pursuant to the terms of this Contract, all or any portion of the Earnest Money is required to be disbursed to Seller or Purchaser, then Seller and Purchaser shall both promptly issue a written direction to the Title Company to make such disbursement. If the transaction contemplated by this Contract


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is consummated, the Earnest Money, including any interest which accrues thereon plus the Option Money shall be credited against the Purchase Price at Closing.

        5. INSPECTION PERIOD.

                5.1 SELLER'S AGREEMENTS. The parties recognize and agree that Purchaser will require access to the Property, and an opportunity to examine certain information with respect to the construction, operation, maintenance, ownership, and management of the Property in order to determine whether to effect the conveyance herein contemplated. Accordingly Seller agrees, upon 24 hours advance notice and subject to the provisions of this Contract, to allow Purchaser and Purchaser's agents reasonable access to the Property prior to the Closing, during normal business hours at Purchaser's sole risk and expense, to conduct such evaluations and inspections as it may deem necessary, including, without limitation, to perform engineering studies, soil tests and environmental assessments and, after specifically notifying Seller as to which tenants it will contact, to conduct tenant interviews, subject to the rights of the tenants under the Leases.

                  5.2 INSPECTION PERIOD. Purchaser's obligation to close the transaction contemplated by this Contract is specifically contingent upon Purchaser's inspection and

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        approval of the Property and the terms of this Contract relating to the title of the Property. Purchaser's right to inspect the Property shall expire at 6:00 P.M. C.S.T. on the thirtieth (30th) day after the Contract Date, which is defined in Section 16 ("Inspection Period"). Purchaser, in its sole and absolute discretion, may terminate this Contract by so notifying Seller in writing before the expiration of the Inspection Period, whereupon the Earnest Money shall be returned to Purchaser and the parties shall have no further rights or obligations hereunder, except as expressly provided herein.

                  5.3      EXAMINATION OF TITLE AND SURVEY.

                  (a) Seller shall provide at its sole expense within ten (10) days of the Contract Date an Owner's Title Insurance Commitment (the "Commitment") dated not earlier than the date of this Contract, issued by the Title Company, setting forth the status of the title of the Land and showing all liens, claims, encumbrances, easements, rights-of-way, encroachments, reservations, restrictions and any other matters affecting the Land or Project and legible copies of all items and documents referred to in the Commitment. The Commitment will commit the Title Company to issue the Owner's Title Policy to Purchaser at Closing in the amount of the Purchase Price.

                  (b) The Seller will also provide, within fifteen (15)


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        days of the Contract Date, an existing survey of the Property (the
        "Survey") acceptable to the Title Company. If required, and at Seller's cost, an updated current as-built survey of the Land and the Project may be obtained. The Survey shall be certified as of a date on or after the date of this Contract, and shall be prepared and certified by a surveyor licensed by the State of Texas and reasonably acceptable to Purchaser and the Title Company. The survey shall be in a form that allows the Title Company to delete its survey exceptions, if Purchaser chooses. The cost of any survey requirements, other than those specified above, desired by Purchaser will be borne by Purchaser, except Seller shall reimburse Purchaser at Closing for the additional cost of obtaining a current survey.

                  (c) Purchaser shall have until the end of the Inspection Period to deliver to Seller written notice of Purchaser's disapproval of any matter, exception, defect or condition relating to title or the Survey (those disapproved matters, exceptions, defects or conditions as so identified by Purchaser are hereafter called the "Disapproved Exceptions"). Purchaser's failure to provide such notice on or before such date shall constitute Purchaser's approval of the condition of title as shown on the Title Commitment and Survey, provided that with respect to matters, defects, conditions or exceptions first

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        described to Purchaser in a revised Title Commitment or a revised Survey delivered to Purchaser on or after the date of Purchaser's written notice to Seller, Purchaser shall have a period of ten (10) days following such delivery to deliver to Seller written notice of Purchaser's disapproval of such matters, defects, conditions or exceptions. Such additional matters, defects, conditions or exceptions shall be deemed Disapproved Exceptions pursuant to this Section 5.3(d). If Purchaser timely notifies Seller of its Disapproved Exceptions,
        Seller shall, within five (5) days following Seller's receipt of Purchaser's written notice of Disapproved Exceptions, notify Purchaser in writing that: (i) Seller will remove such Disapproved Exceptions from title as of or before Closing; or (ii) Seller will not remove any or certain specified Disapproved Exceptions from title. Seller's failure to address any Disapproved Exceptions in any notice, or failure to timely give a notice as to any Disapproved Exceptions, shall constitute
        Seller's statement that it will not remove such Disapproved Exceptions from title or correct the Survey. Except with respect to: (A) liens or encumbrances of a definite and ascertainable amount; (B) consensual liens or encumbrances agreed to by Seller on or after the date hereof; and (C) real estate taxes due and payable (the items set forth in (A), (B) and (C) collectively, the "Curable Matters"), all


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        of which Seller shall be obligated to remove to the reasonable satisfaction of Purchaser on or before the Closing Date, Seller shall have no obligation to remove any Disapproved Exceptions from title or correct the Survey. If Seller delivers the notice specified in (ii) above, if Seller does not timely provide Purchaser with written notice that it shall remove all Disapproved Exceptions from title and correct the Survey or if Seller fails to remove to Purchaser's satisfaction the Disapproved Exceptions and correct the Survey on or before the Closing, Purchaser shall have the right to either: (a) terminate this Contract by delivery of written notice of termination on or before the Closing Date; or (b) to elect to accept title to the Property as it then is. Purchaser's failure to provide such notice of termination shall constitute Purchaser's election to accept title to the Property [WITH THE CORRESPONDING RIGHT TO DEDUCT FROM THE PURCHASE PRICE THE SUM DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE.] If Purchaser elects to terminate this Contract pursuant to this Section, then the Earnest Money shall be returned to Purchaser, all obligations of Seller and Purchaser hereunder shall thereupon cease (except as otherwise expressly provided herein), and this Contract shall thereafter be of no further force and effect. Except for Curable Matters and other Disapproved Exceptions Seller

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        removes or is obligated to remove, the exceptions to title shown by the
        Title Commitment and any encumbrance arising from the acts of Purchaser are called the "Permitted Encumbrances" in this Contract.

                  5.4 INDEMNIFICATION. Purchaser shall indemnify and save Seller harmless from any claim, demand or cause of action, whether legal or equitable, directly arising from Purchaser's inspection of the Property during the Inspection Period.

         6. NEW LEASING ACTIVITY. Seller agrees that after the expiration of the Inspection Period, if Purchaser remains committed to close this purchase, and so long as this Contract remains in effect, it will not enter into a lease with a potential tenant covering any part of the Property without the prior written approval of Purchaser, which approval shall not be unreasonably withheld or delayed. Purchaser agrees to reimburse Seller at Closing for all reasonable costs and expenses incurred by Seller, including, without limitation, brokerage commissions and tenant allowance or finish-out costs, that are paid or incurred by Seller prior to the date of Closing, associated with securing any new lease after the Contract Date. Provided, however, that in the event the tenant under such lease begins paying rent prior to the Closing, the costs in question shall be prorated between Seller and Purchaser in proportion to the amount of the total rent payable during the initial term of such

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        Lease that has been received by Seller prior to the Closing.

        7. CLOSING.

           7.1 TIME AND PLACE. The closing of the transaction contemplated by this Contract (the "Closing") will be held at the office of the Title Company on the date that is thirty (30) days after the expiration of the Inspection Period (the "Closing Date").

           7.2 SELLER'S PERFORMANCE. At the Closing, the Seller shall cause to be delivered to the Purchaser, at Seller's sole cost and expense, the following items (duly executed and acknowledged where appropriate):

                (a) A Special Warranty Deed (the "Deed") in the form attached hereto as EXHIBIT "B" and incorporated herein by this reference for all purposes, conveying fee simple title in and to the Land and Project to Purchaser free and clear of any and all encumbrances except for the Permitted Encumbrances;

                (b) A Special Warranty Bill of Sale and Assignment in the form attached hereto as EXHIBIT "C" and incorporated herein by this reference for all purposes, transferring to Purchaser all of Seller's right, title and interest in and to the Personalty located on the Property, any unexpired warranties and guaranties, if any, now in effect with respect to any of the Project and Personalty, and all

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        of Seller's right, title and interest (if any) in and to the trade name of the Project;

                (c) An Assignment and Assumption of Leases in the form attached hereto as EXHIBIT "D" attached hereto and incorporated herein by this reference for all purposes, evidencing the assignment to Purchaser and assumption by Purchaser of all of Seller's right, title, interest, duties and delegations in and to the Leases and the Security Deposits;

                (d) An Owner's Policy of Title Insurance, issued by the Title Company, at Seller's expense (the "Owner's Title Policy"), dated no earlier than the date of the filing of the Deed, in the full amount of the Purchase Price, insuring that Purchaser is the owner of the Land and Project subject only to the Permitted Encumbrances, the standard printed exceptions included in a Texas standard form Owner Policy of Title Insurance and the standard exception for rights of tenants in possession, as tenants only, under unrecorded leases as shown on the rent roll; provided, however, that (i) the standard

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        exception for standby fees and taxes shall be limited to the year in which the Closing occurs and subsequent years and subsequent assessments for prior years due to change in land usage or ownership, (ii) the standard exception as to restrictive covenants shall either be deleted or limited to any restrictive covenants that are Permitted Encumbrances. The additional title insurance premium will be paid by the Purchaser so that the survey exception is deleted, except for shortages in area;

                (e) An Owner's Affidavit in such form as Title Company shall reasonably require to issue title insurance without standard exceptions, showing that, to Seller's knowledge, all debts for labor and materials used in improving the Property have been paid in full, and that, to Seller's knowledge, there are no outstanding claims, suits, debts, liens or judgments against the Property except for the Permitted Encumbrances.

                (f) To the extent available and in the possession or control of Seller, all keys used in connection with the Property;

                (g) All original Leases;

                (h) A tenant notice letter for each of the Leases;

                (i) A certificate of non-foreign person in the form and substance of EXHIBIT "E" attached hereto, duly executed by Seller;

                (j) A closing statement;


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                (k) Tenant estoppels for at least 80% of the tenants listed on the rent roll (the "Rent Roll") attached hereto as EXHIBIT "F";

                (l) An affidavit executed by an officer of Seller providing that there are no suits, claims or threats of suit or claims against the Property or Seller which might affect the Property

                (m) Any and all personal property located on the Property which will be conveyed by blanket conveyance, and is included on the list attached hereto as EXHIBIT "G"; and

                (n) Copies of any and all service contracts affecting the Property, and listed on the attached EXHIBIT "H".

        7.3 PURCHASER'S PERFORMANCE. At the Closing, the Purchaser will cause the following to be executed and/or delivered, as applicable, to the Seller:

                (a) The cash portion of the Purchase Price (subject to prorations and other adjustments as set forth herein);

                (b) The Assignment and Assumption of Leases to be executed by Purchaser to evidence Purchaser's assumption of the Leases in the form attached hereto as Exhibit "D" and made a part hereof;

                (c) A notice to tenants as required under the




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        laws of the State of Texas; (d) A closing statement.

        7.4 EVIDENCE OF AUTHORITY: MISCELLANEOUS. All parties will deliver to the Title Company such evidence or documents as may reasonably be required by the Title Company or any party hereto, evidencing the authority of any person or persons who are executing any of the documents required hereunder or in connection with the sale of the Property to so execute such documents. Further, all parties will execute such additional documents and instruments as in the reasonable opinion of the Title Company, Seller's counsel and Purchaser's counsel are deemed necessary for the proper consummation of this transaction; provided, however, that neither Seller nor Purchaser shall be obligated to incur any obligations or material expenses except as otherwise required hereunder.

        7.5 PRORATIONS AND ADJUSTMENTS; CLOSING COSTS. All prorations and adjustments that are required by this Contract will be paid in cash by Purchaser and Seller respectively at Closing and shall be accomplished treating Purchaser as the owner of the Property as of the date of Closing. All adjustments required after the Closing will be deemed obligations surviving the Closing.

                (a) Unless otherwise provided herein, all Title Company escrow and closing costs will be divided equally between the Parties. The Seller will pay for

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        the Owners Title Policy. Purchaser shall pay the premium charged for the survey exception deletion in the Owner's Title Policy and the Mortgagee's Policy, if any. Each party will pay their own attorneys fees.

                (b) Real estate and personal property taxes and assessments will be prorated at Closing effective as of the date of Closing. If the Closing occurs before any such taxes are fully ascertained for 2004, the apportionment of taxes to be paid by Seller and Purchaser at Closing will be upon the basis of the most recently assessed value of and promulgated tax rate for the Land and the Project prior to Closing. When the actual taxes for 2004 are determined, the parties will adjust such prorations accordingly (I.E., by appropriate payments after Closing), to the effect that such tax prorations will be based on the actual taxes charged against the Property during 2004.

                (c) Rents with respect to Leases ("Rents") which have been collected for the month of the Closing will be prorated at Closing, effective as of the date of the Closing. There shall be a credit at Closing in favor of Purchaser against the Purchase Price in the total amount of all Rents and other amounts paid by Tenants under the Leases before the Closing to the extent such amounts are applicable to periods on and

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        after the Closing Date. If, as of the Closing, any tenants under the
        Leases have failed to pay any amounts due and payable thereunder prior to the Closing (including, without limitation, any tenants have paid less than their proportionate share of taxes and operating expenses for the period prior to Closing) ("Delinquent Amounts"), then notwithstanding anything to the contrary contained herein, Seller shall receive no credit at Closing on account of such Delinquent Amounts but
        (A) Purchaser shall use reasonable efforts (which exclude any requirement to terminate the Leases or institute any legal actions) to collect the Delinquent Amounts, and (B) Purchaser shall (within 10 days after such collection) pay to Seller all Delinquent Amounts actually collected by Purchaser which are related to periods prior to the Closing Date, less all reasonable costs incurred by Purchaser. It is agreed that any amounts received by Purchaser from any Tenants under the Leases shall be applied first to all reasonable costs incurred by Purchaser in connection with the collection thereof, then to Delinquent Amounts, then to amounts currently due. In the event Seller receives any Rents after Closing, such Rents shall be applied in the following priority: first, Seller shall reimburse Purchaser for

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        all reasonable costs incurred by Purchaser in connection with the collection thereof (including reasonable attorneys' fees), then Seller shall receive Delinquent Amounts which are related to periods prior to the Closing Date then shall pay to Purchaser all post-Closing Rents due to Purchaser. Notwithstanding the foregoing any money received from the tenant, Reyes and Associates, will belong to Seller, even if collected by Purchaser.

                (d) Seller shall not have the right to sue any tenant for damages for any amounts owed by said tenant to Seller, and Seller shall have no other rights or remedies against any tenant. To the extent that any Lease provides for any adjustment of previously paid estimated amounts of real estate tax or operating expense reimbursements on a date subsequent to the Closing Date, Seller shall be entitled to receive, or shall be responsible to pay, as the case may be (when such amounts are actually received or payable by Purchaser), Seller's pro rata share of any such adjusted amounts that are applicable to periods ending prior to the Closing Date.

                (e) There shall be a credit at Closing in favor of Purchaser against the Purchase Price in the total amount of all Security Deposits shown on the Rent Roll

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        as of the Closing Date, and Purchaser shall hold Seller harmless for losses or damages resulting from tenant claims for Security Deposits which are shown on the Rent Roll.

        7.6 POSSESSION. Possession of the Property shall be delivered at the Closing, subject to the rights of all tenants of the Property.


    8. LIMITED SURVIVAL. Except as set forth herein and in the documents that are executed by Seller at Closing, Seller makes no representation or warranty whatsoever, either expressed, implied or statutory with respect to the Property, the availability of utilities, access of the Property to public roads or the condition or suitability of the Property for Purchaser's purposes, or concerning any financial matter related to the Property. Purchaser agrees that Purchaser is not relying on any warranty or representation of Seller or any agent, employee, representative or officer of Seller and that Purchaser is buying the Property "AS IS" "WHERE IS" SUBJECT, TO ALL FAULTS AND WITHOUT ANY EXPRESSED OR IMPLIED WARRANTIES OF CONDITION, HABITABILITY, TENANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR MERCHANTABILITY. During the Inspection Period Purchaser has the right to determine on Purchaser's behalf (i) the physical condition of the Property and that there is no defect or condition which is unacceptable to Purchaser, (ii) whether any portion of the Property lies in any flood plain, floodway

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or special flood hazard area, (iii) whether any geological fault or unsatisfactory soil condition exists on any portion of the Property, and (iv) that all environmental conditions relating to the Property are acceptable to Purchaser. Seller shall not be a warrantor or guarantor of any studies or tests conducted by any person and provided to Purchaser pursuant to this Contract, if any.

        OTHERWISE, EXCEPT AS SPECIFICALLY STATED IN THIS AGREEMENT, OR IN ANY OF THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR CONCERNING (I) THE NATURE AND CONDITION OF THE PROPERTY, ENVIRONMENTAL OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, AND THE SUITABILITY THEREOF OR OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES THEREOF AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (II) EXCEPT FOR THE WARRANTIES CONTAINED IN THIS CONTRACT OR THE SPECIAL WARRANTY DEED OR IN ANY OF THE DOCUMENTS DELIVERED BY SELLER AT CLOSING TO BE DELIVERED BY SELLER AT THE CLOSING, THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; AND (III) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATIONS WITH ANY LAWS, ORDINANCES OR REGULATIONS OF A GOVERNMENT OR OTHER BODY. PURCHASER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED

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AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF
SOURCES AND SELLER (A) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND (B) EXCEPT AS OTHERWISE SET FORTH HEREIN OR IN ANY OF THE DOCUMENTS DELIVERED BY SELLER AT CLOSING, MAKES NO REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION. PURCHASER EXPRESSLY ACKNOWLEDGES THAT THE PURCHASE PRICE FOR THE PROPERTY REFLECTS THE CURRENTLY EXISTING CONDITION OF THE PROPERTY (INCLUDING WITHOUT LIMITATION THE EXISTENCE IN THE PROPERTY OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS, IF ANY), AND, THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IN RESPECT OF THE PROPERTY.

        9. PURCHASER'S REPRESENTATIONS. Purchaser represents to Seller:

           (a) that Purchaser is knowledgeable and experienced with respect to commercial real estate matters in all material respects, including the acquisition, financing and management of properties similar to the Project;

           (b) THAT PURCHASER IS PURCHASING THE PROPERTY IN ITS "AS IS" CONDITION WITH NO WARRANTIES BY SELLER AS TO MERCHANTABILITY, HABITABILITY OR FITNESS FOR ANY PARTICULAR USE,

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

it being understood and agreed that Purchaser is relying solely on its own inspections, engineering studies and reports, feasibility studies and examinations of the Property in Purchaser's determination of the condition of the Property and any improvements, fixtures and equipment to be sold to Purchaser under this Contract;

        (c) that Purchaser has the right, power and authority to execute, deliver and perform this Contract without obtaining any consents or approvals from, or the taking of any action with respect to, any third parties, and that this Contract when executed and delivered by Purchaser and Seller, will constitute the valid and binding agreement of Purchaser enforceable against Purchaser in accordance with its terms.

        10. SELLER'S COVENANTS. Seller hereby covenants to Purchaser the following (which covenants shall survive the Closing):

                (a) From the Contract Date to the Closing Date, (i) Seller shall promptly deliver to Purchaser copies of all notices and demands delivered or received by Seller in connection with the Leases or otherwise relating to the Property; (ii) Seller shall not convey any interest or option in the Property, or any part thereof, or place any liens, encumbrances against the Property or subject the Property to any declarations of covenants, conditions and restrictions (or the

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

        like); (iii) Except for alterations that are specifically required under any of the Leases, Seller shall not make any alterations to the Property without obtaining the prior written consent of Purchaser, which consent shall not be unreasonably withheld or delayed; and (iv) Seller shall continue to operate the Property in as good of a condition as it is currently operated.

                (b) Seller shall terminate, effective on or before the Closing Date, and, if allowed by the specific contract, all maintenance, service and other contracts affecting the Property, including, without limitation, all management, leasing and commission agreements affecting the Property.

                (c) Except for construction of Dr. Monty Buck's space, no work has been performed or is in progress by Seller at, and no materials have been furnished at Seller's request to, the Land or the Project or any portion thereof, which might give rise to mechanics', materialmen's or other liens against the Land or the Project or any portion thereof. Any liens arising because of work performed as defined herein will be satisfied by Seller prior to Closing.

                (d) Cantex has no knowledge of any leases, licenses or other occupancy agreements to which Seller

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

        is a party or is bound affecting any portion of the Property as of the date hereof, which will be in force on the Closing Date other than the Leases. As used herein, "Leases" shall be deemed to mean, collectively,
        (i) the leases described on EXHIBIT "F" attached hereto and made a part hereof (the "LEASE EXHIBIT"), which Lease exhibit shall be delivered to Purchaser and attached to this Contract within ten (10) days of the Contract Date, and (ii) the leases entered into in accordance with this Contract. To Cantex's knowledge (x) all of the Leases are in full force and effect and have not been amended, except as set forth in the Lease Exhibit, (y) there are no security deposits under the Leases, except as set forth in the Lease Exhibit, and (z) Seller has not assigned or otherwise encumbered Seller's interest in the Leases, except as otherwise expressly set forth in this Contract.

                (e) Except as previously disclosed to Purchaser in writing, Cantex covenants there is no pending condemnation or similar proceeding affecting the Land, the Project or the Personalty or any portion thereof, and neither Cantex nor Seller has received any written notice and neither has any current actual knowledge that any such proceeding is contemplated;


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

                (f) Cantex covenants that there is no action, suit, proceeding or claim affecting the Land, the Project or the Personalty or any portion thereof pending or being prosecuted in any court or by or before any federal, state, county, or municipal department, commission, board, bureau or agency or other governmental instrumentality nor, to the current actual knowledge of Cantex and Seller, is any such action, suit, proceeding or claim threatened or being asserted;

                (g) Seller is not prohibited from consummating the transactions contemplated in this Contract by any law, regulation, agreement, instrument, restriction, order or judgment;

                (h) Seller has full right, title, authority and capacity to execute and perform this Contract and to consummate all of the transactions contemplated herein without first obtaining any consents or approvals from any third parties, and the officers of Seller who execute and deliver this Contract and all documents to be delivered to Purchaser hereunder are and shall be duly authorized to do so, and that this Contract, when executed and delivered by Seller to Purchaser, will constitute the valid and binding agreement of Seller enforceable against Seller in accordance with its terms;


CONTRACT OF SALE - PAGE 26
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
                (i) Following the Contract Date, Seller covenants and agrees not to convey or grant any easement, agree to any restrictive covenant or otherwise encumber the title to the Property without the express prior written consent, or request, of Purchaser, which consent shall not be unreasonably withheld; and

                (j) Cantex represents that there are no service, leasing, equipment leasing or other contracts or agreements relating to the Property, which will be in force after the Closing, or which cannot be terminated without penalty upon thirty (30) days' notice, except a utilities contract with Dynergy.

        All covenants, representations and warranties made herein by Seller shall be continuing and shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made at that time, and all of such representations and warranties shall survive the Closing (except to the extent the party relying on such representation or warranty has knowledge or notice of a defect prior to the Closing but nevertheless elects to consummate the Closing) for a period of six (6) months.

        11. TERMINATION AND REMEDIES.


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

        11.1 TERMINATION BY PURCHASER PURSUANT TO CONTRACT. If Purchaser terminates this Contract pursuant to a right granted to Purchaser hereunder to do so, then neither party hereto shall have any further rights, duties or obligations hereunder, except as otherwise provided herein, and Title Company shall deliver to Purchaser the Earnest Money including accrued interest thereon, if any. All Option Money shall be retained by Seller.

        11.2 DEFAULT BY SELLER. If, prior to Closing, Seller defaults in the performance of any of its obligations in this Contract, Purchaser may, at Purchaser's option and as Purchaser's sole remedy, all other remedies being hereby waived, either (i) terminate this Contract and receive the Option Money and the Earnest Money, thereby releasing Seller from this Contract, whereupon the parties shall have no further obligations under this Contract, except as otherwise provided herein, or (ii) enforce specific performance after waiving all exceptions to title in which event all liens and encumbrances affecting the Property (other than Curable Matters) shall automatically be deemed Permitted Encumbrances and there shall be no further reduction in the Purchase Price.

        11.3 DEFAULT BY PURCHASER. If Purchaser defaults in the performance of any of its obligations in this Contract, and the transaction contemplated by this Contract does not close, Seller, as Seller's sole remedies hereunder, will be entitled

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

to retain the Earnest Money and the Option Money including accrued interest thereon, if any, as liquidated damages and as Seller's sole and exclusive remedy against Purchaser.

        12. BROKERAGE COMMISSIONS. Upon the closing of the transaction contemplated hereunder, and only in that event, Seller has agreed to pay a real estate commission in the amount of two percent (2.0%) of the sales price to Realty America Group I, LP, and two percent (2.0%) of the sales price to Cantex Realties, Inc. (collectively, "Brokers"), for services rendered in connection with the transaction contemplated by this Contract.

        Each party hereto represents and warrants to the other that, except as provided in this paragraph, such party has incurred no liability to any other real estate broker or agent with respect to the payment of any commission regarding the consummation of the transaction contemplated hereby. It is agreed that if any claims for real estate brokerage fees or commissions

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

are ever made against Seller or Purchaser by any person, firm or corporation (other than Brokers) in connection with this transaction, all such claims will be handled and paid by the party whose actions or alleged commitments form the basis of such claim, and the party whose actions or alleged commitments form the basis of such claim will indemnify and hold harmless the other from and against any and all such claims or demands with respect to any brokerage fees or agents commissions or other compensation asserted by any person, firm or corporation (other than Brokers) in connection with this transaction.

        At the time of the execution of this Contract, the undersigned Seller and Brokers have advised and hereby advise Purchaser, by this writing, that Purchaser should have the abstract, covering the real estate which is the subject of this Contract, examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance; and Purchaser hereby acknowledges that Purchaser has been so advised.

        This Section 12 shall survive the Closing or the earlier termination of this Contract.

        13. RISK OF LOSS. Seller shall bear risk of Material Loss or Material Damage to the Property by condemnation, eminent domain, or similar proceedings (or deed in lieu thereof), or by fire or any other casualty, from the date hereof through the time of Closing. Purchaser will bear such risk thereafter. "Material Damages" or "Material Loss" shall be damages or loss which an independent appraiser, selected by the Purchaser and approved by the Seller (which approval shall not be unreasonably delayed or withheld) determines will reduce the fair market value of the Property by TWO HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($250,000.00) or more. In the event of Material Loss or Material Damage to the Property which occurs prior to or on the

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

Closing Date, by reason of condemnation or eminent domain proceedings (or deed in lieu thereof), or by fire or any other casualty, Purchaser may, at its option, elect to (i) terminate this Contract, whereupon the Earnest Money shall be returned to Purchaser and the parties shall have no further obligations under this Contract except as otherwise specifically provided herein; or (ii) proceed to consummate the transaction and receive an assignment from Seller of all proceeds of insurance payable with respect to physical damage to the Property and/or condemnation awards. In the event Purchaser elects option (ii) above, Seller shall have no additional obligation even if such insurance proceeds or condemnation awards are insufficient to repair such damage. Any cost of collection of insurance proceeds shall be borne by the party ultimately receiving same. If such loss or damages resulting from condemnation, eminent domain, or similar proceedings (or deed in lieu thereof) or by fire or other casualty is not Material Loss or Material Damages, the Seller, at Closing, will assign to the Purchaser an amount equal to the insurance proceeds which have been received by the Seller as a result of such matter and will assign to the Purchaser, at Closing, any insurance proceeds related thereto which have not been received by the Seller. If the Purchaser proceeds to closing under this paragraph then the price will not be reduced.

        14. NOTICES. Any notice, demand or other communication

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

required or permitted to be given to any party hereunder may be (i) by facsimile, and shall be deemed to have been delivered when actually received by the addressee at the facsimile number listed below (it being understood that a facsimile transmission shall be deemed "actually received" upon the sender obtaining a facsimile machine generated receipt), or (ii) by United Parcel Service, Federal Express or other overnight delivery service, and shall be deemed to have been delivered when actually received or, upon refusal to accept receipt. Notices, demands or other such communications shall be addressed to the respective party at the address indicated below, or to such other address as may hereafter be indicated by written notice delivered in accordance with the terms hereof to the other party:

         IF TO SELLER:                  Vortisch Holdings, L.P.
                                        c/o Ward Williford
                                        2626 Howell Street
                                        10th Floor
                                        Dallas, Texas 75204
                                        Facsimile No. (214)855-8898


         WITH A COPY TO:                Ward Williford
                                        2626 Howell Street
                                        10th Floor
                                        Dallas, Texas 75204
                                        Facsimile No. (214)855-8898

         IF TO PURCHASER:               Realty America Group (4245 Central, LP
                                        c/o Realty America Group
                                        4809 Cole Avenue
                                        Suite 200
                                        Dallas, TX 75205


CONTRACT OF SALE - PAGE 32
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

         WITH A COPY TO:                Kelly R. Fisher
                                        Fisher Law Group
                                        1901 N. Akard Street
                                        Dallas, Texas 75201
                                        Facsimile No. (214) 965-0811

        15. MISCELLANEOUS.

            15.1 This Contract may be executed in any number of counterparts which together will constitute the agreement of the parties.

            15.2 The section headings herein contained are for purposes of identification only and will not be considered in construing this Contract.

            15.3 If any party obtains a judgment against any other party by reason of breach of this Contract, reasonable attorneys' fees will be included in such judgment.

            15.4 In the event that any litigation arises hereunder, it is specifically stipulated that this Contract will be interpreted and construed according to the laws of the State of Texas.

            15.5 This Contract and the exhibits attached hereto contain the entire agreement between the parties hereto. No modification or amendment of this Contract will be of any force or effect unless made in writing and executed by both Purchaser and Seller.


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

            15.6 If any date for performance by any party under the terms of this Contract falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas, then the date for such performance shall be the next business day which is not a Saturday, Sunday or legal holiday under the laws of the United States or the State of Texas.

            15.7 Purchaser may assign its rights or delegate its duties hereunder.


            15.8 Neither this Contract nor a memorandum thereof shall be filed of public record by any party hereto.

        16. CONTRACT DATE DEADLINE. The Contract Date will be deemed to be the date of receipt by the Title Company of this Contract executed by Seller and Purchaser. If this Contract is not fully executed by Seller and Purchaser as set forth herein and delivered to Title Company by 5:00 p. m. on Monday, April 12, 2004, Purchaser's offer set forth herein shall terminate. Thereafter, this Contract shall be of no further force or effect.



CONTRACT OF SALE - PAGE 34
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


         IN WITNESS WHEREOF, Seller and Purchaser have executed this Contract as of the Contract Date.

                                          SELLER:
                                          ------

                                          VORTISCH HOLDINGS, L.P.,
                                          a Texas limited partnership

                                          BY:   VORTISCH INVESTMENTS, INC.,
                                                a Delaware corporation,
                                                its general partner


DATE:                                           By:  /s/ Hermann Vorisch
     ----------------                             ---------------------------
                                                     Hermann Vortisch
                                                     President


                                          PURCHASER:
                                          ---------

                                          REALTY AMERICA GROUP I, LP,
                                          a Texas limited partnership, and/or
                                          its Assigns

                                          BY: REALTY AMERICA GROUP, LLC a
                                               Texas limited liability company,
                                               its General Partner

DATE:                                       By:
     ----------------------------                  -----------------------------
                                            Name:
                                                   ----------------------------
                                            Its:
                                                   ----------------------------

                                              BROKERS:
                                              REALTY AMERICA GROUP I, LP,
                                              a Texas limited partnership


                                              By:
                                                   -----------------------------
                                              Name:
                                                   -----------------------------
                                              Its:
                                                   -----------------------------


                                              CANTEX REALTIES, INC.,
                                              a Texas corporation

DATE:                                          By:
     ----------------------                          --------------------------
                                               NAME:
                                                     --------------------------
                                               Its:
                                                     ---------------------------


                                               TITLE COMPANY AND ESCROW AGENT:
                                               ------------------------------

                                               FIDELITY NATIONAL TITLE INSURANCE
                                               CO.



DATE:                                          By:
     ----------------------                          --------------------------
                                               NAME:
                                                     --------------------------
                                               Its:
                                                     ---------------------------